AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

Amendment No. 1 (this “Amendment No. 1”), dated as of December 29, 2021, by and between Atlantic Shareholder Services, LLC, a Delaware limited liability company (“Atlantic”), and The Advisors’ Inner Circle Fund III, a statutory trust organized under the laws of the State of Delaware (the “Trust”).

W I T N E S S E T H :

WHEREAS, effective as of May 31, 2021, Atlantic and the Trust entered into a Second Amended and Restated Transfer Agency Services Agreement (the “Agreement”);

WHEREAS, pursuant to Section 15(a) of the Agreement, each of Atlantic and the Trust desires that the Agreement be amended in accordance with the terms and conditions of this Amendment No. 1.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended as follows:

Section 1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

Section 2.Amendment of Appendix A. Appendix A to the Agreement is amended and restated to read in its entirety as set forth in the Appendix A attached hereto.

Section 3.Agreement as Amended. The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended hereby and this Amendment No. 1 shall be effective as of the date first above written.

Section 4.Full Force and Effect. If any term, provision, covenant or restriction of this Amendment No. 1 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 1, and the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.Governing Law. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

Section 6.Execution in Counterparts. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 7.Ratification, Adoption and Approval. In all respects not inconsistent with the terms and provisions of this Amendment No. 1, the Agreement is hereby ratified, adopted, approved and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ATLANTIC SHAREHOLDER SERVICES, LLC

By:	/s/ Christopher Koons
Name: Christopher Koons
Title: Chief Executive Officer

THE ADVISORS’ INNER CIRCLE FUND III

By:	/s/ Alexander F. Smith
Name: Alexander F. Smith
Title: Vice President & Assistant Secretary

APPENDIX A: FUNDS OF THE TRUST

Fund Name	Class Name	CUSIP	Symbol	Applicable Fee Schedule
PineBridge Dynamic Asset	Institutional Class	0077IX575	PDAIX	Schedule A
Allocation Fund	Shares	0077IX567	PDAVX
Investor Servicing Shares
CCT Thematic Equity Fund	Institutional Shares	00774Q353	THMEX	Schedule A
KBI Global Investors	Institutional Shares	00774Q809	KBIWX	Schedule A
Aquarius Fund	Investor Shares
Southern Sun Small Cap	Class I Shares	00774Q155	SSSIX	Schedule A
Equity Fund	Class N Shares	00774Q163	SSSFX
Southern Sun U.S. Equity	Class I Shares	00774Q171	SSEIX	Schedule A
Fund	Class N Shares	00774Q189	SSEFX
Arga Emerging Markets	Institutional Class	00775Y207	ARMIX	Schedule A
Value Fund	Investor Class	00775Y108	ARMVX
Arga International Value	Institutional Class	00775Y405	ARVIX	Schedule A
Fund	Investor Class	00775Y306	ARVVX
Barrow Hanley Emerging	Class I Shares	00775Y678	BEMVX	Schedule A
Markets Value Fund	Class Y Shares	00775Y660	BEMYX
Barrow Hanley International	Class I Shares	00775Y694	BNIVX	Schedule A
Value Fund	Class Y Shares	00775Y686	BNIYX
Barrow Hanley	Class I Shares	00775Y561	BEOIX	Schedule A
Concentrated Emerging Markets ESG Opportunities	Class Y Shares	00775Y553	BEOYX
Fund
Barrow Hanley Total Return	Class I Shares	00775Y546	BTRIX	Schedule A
Bond Fund

	Class Y Shares	00775Y538	BTRYX
Barrow Hanley Credit	Class I Shares	00775Y520	BCONX	Schedule A
Opportunities Fund	Class Y Shares	00775Y512	BCOYX
Barrow Hanley Floating	Class I Shares	00775Y496	BFRNX	Schedule A
Rate Fund	Class Y Shares	00775Y488	BFRYX
Barrow Hanley US Value	Class I Shares	00775Y470	BVOIX	Schedule A
Opportunities Fund	Class Y Shares	00775Y462	BVOYX